WAIVER OF EVENT OF DEFAULT AND
            AGREEMENT REGARDING THE DEMAND AND PAYMENT OF FEES
            --------------------------------------------------

     The Waiver of Event of Default and Agreement Regarding Payment of and Demand of Fees (this "Agreement") is made by NPO Management LLC ("NPO"), as follows:

     1. Reference is made to that certain Asset Servicing Agreement dated as of March 27, 1996 (the "Servicing Agreement") by and among DVL, Inc. ("DVL"), Professional Service Corporation ("PSC"), KM Realty Corporation ("KMR") and NPO. DVL, PSC and KMR are sometimes collectively referred to herein as the "Companies". Capitalized terms which are not otherwise defined herein shall have the meanings assigned to them in the Servicing Agreement.

     2. Section 9 of the Servicing Agreement imposes limitations on the amount of Servicing Fees (excluding any accrued and unpaid interest thereon) which may be deferred by DVL (the "Limitations"). NPO acknowledges that the amount of deferred Servicing Fees has exceeded the operative Limitation since mid-1997. Furthermore, DVL has advised NPO that, the amount of deferred Servicing Fees may continue, through December 31, 1999, to exceed the Limitations which are currently operative, or which are scheduled to become operative. The deferral of Servicing Fees in excess of the Limitations constitutes an Event of Default under Section 15(a)(ii)(b). The Companies have requested that NPO waive this Event of Default, defer the payment of the Servicing Fee and loan to or pay on behalf of DVL certain obligations of DVL in order to accommodate DVL in its continuing efforts to improve its financial situation. Therefore, the sum of $3,500 and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NPO consents and agrees to the following:

          (a) NPO hereby waives any Event of Default which may have existed under Section 15(a)(ii)(b) of the Servicing Agreement during the period from January 1, 1999 to the date of this Agreement, and which may exist under said
Section 15(a)(ii)(b) during the period from the date hereof through December 31, 1999, solely by virtue of the deferral of any Servicing Fees in excess of the Limitations.

          (b) NPO hereby agrees that it will not demand payment by DVL of any Servicing Fees which may be due and owing to NPO as of the date of this Agreement and/or which NPO may be entitled to receive for the period from the date of this Agreement through December 31, 1999 until the earlier to occur of (i) January 1, 2000 or (ii) the time that DVL obtains cash in excess of that required by DVL in order for it to fund its operations through January 1, 2000.

          (c) NPO hereby agrees to loan to DVL, the amount needed in order for DVL to make any and all payments required to be made by DVL to L.W. Industries Defined Benefit Pension Plan ("L.W. Pension Plan") under that certain Loan and Settlement Agreement and Release dated April 13, 1995 among L.W. Pension Plan, DVL, Martin Wright, Roger D. Stern and Federal Insurance Company for the period January 1, 1999 through January 1, 2000 and agrees that DVL shall not be obligated to repay said payments until the earlier to occur of (i) January 1, 2000 or (ii) the time that DVL obtains cash in excess of that required by DVL in order to fund its operations through January 1, 2000.

          (d) Nothwithstanding anything to the contrary contained herein, the terms of this Agreement shall not affect any other rights of NPO under the Servicing Agreement, or under any other agreement it has with DVL, including but not limited to the right to receive payment of all deferred Servicing Fees, and interest thereon computed pursuant to Section 9(a) of the Servicing Agreement, which are currently outstanding or which may become outstanding during the period from the date hereof through December 31, 1999.

     3. This Agreement by NPO, maybe signed in counterpart. All such executed counterparts taken together shall be deemed an original.

     IN WITNESS WHEREOF, the undersigned has executed this Waiver on the ___ day of March, 1999.

                               NPO MANAGEMENT LLC

                               By: Pembroke Companies, Inc., its member


                               By: /s/ Lawrence J. Cohen, President
                                   --------------------------------
                                   Lawrence J. Cohen, President

                               By: Omni Partnership Capital I, Inc.,
                                   its member

                               By: /s/ Ron Jacobs
                                   --------------------------------
                                   Ron Jacobs



















                                        2